Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form SB-2 (No. 333-118255) of our report dated March 31, 2006, relating to our audit of the financial statements, which appears in this Annual Report on Form 10-KSB of Gray Peaks, Inc. for the year ended December 31, 2005.

/s/ McGladrey & Pullen LLP

McGladrey & Pullen LLP

Schaumburg, Illinois

March 31, 2006